UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Mamaroneck Avenue, White Plains, New York	10601

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(914) 428-9098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Drew Industries Incorporated was held on May 23, 2013. The total shares outstanding on the record date, March 27, 2013, were 22,900,102. The total shares represented at the meeting in person or by proxy were 21,897,468. The following matters were voted upon:

(1)	To elect a Board of eight Directors:

	For	Withheld	Broker Non-Votes
Leigh J. Abrams	20,709,059	650,105	538,304
Edward W. Rose, III	20,544,767	814,397	538,304
James F. Gero	20,651,484	707,680	538,304
Frederick B. Hegi, Jr.	20,651,473	707,691	538,304
David A. Reed	21,135,112	224,052	538,304
John B. Lowe, Jr.	21,133,602	225,562	538,304
Jason D. Lippert	20,718,263	640,901	538,304
Brendan J. Deely	21,135,193	223,971	538,304

(2)	To approve, in advisory and non-binding vote, the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
18,388,220	2,947,396	23,548	538,304

(3)	To ratify the selection of KPMG LLP as independent auditors for the year ending December 31, 2013:

For	Against	Abstain	Broker Non-Votes
20,718,240	1,142,694	36,534	0

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED

(Registrant)

By: /s/ Joseph S. Giordano III Joseph S. Giordano III Chief Financial Officer and Treasurer
Dated: May 24, 2013

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